Exhibit 99.1
Procore Announces First Quarter 2024 Financial Results
CARPINTERIA, CA – May 1, 2024 – Procore Technologies, Inc. (NYSE: PCOR), the leading global provider of construction management software, today announced financial results for the first quarter ended March 31, 2024.
“The highly complex and collaborative nature of our industry underscores the importance of our mission to connect everyone in construction on a global platform," said Tooey Courtemanche, Founder and CEO of Procore. “Our trusted, innovative platform mirrors what the industry needs and will continue to deliver value to the industry in both the short and long term.”
“I am proud of the strong margin performance we delivered in Q1,” said Howard Fu, CFO of Procore. “We remain focused on continuing to improve our operating leverage while executing on the long-term growth opportunity ahead of us.”
First Quarter 2024 Financial Highlights:
•Revenue was $269 million, an increase of 26% year-over-year.
•GAAP gross margin was 83% and non-GAAP gross margin was 86%.
•GAAP operating margin was (7%) and non-GAAP operating margin was 14%.
•Operating cash inflow for the first quarter was $69 million.
•Free cash inflow for the first quarter was $58 million.
A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
Recent Business Highlights:
•Achieved a gross revenue retention rate of 95% in the first quarter.
•Added 231 net new organic customers in the first quarter, ending with a total of 16,598 organic customers.
•Ranked #8 among G2's Top 100 Best Global Software Companies of 2024.

Second Quarter and Full Year 2024 Outlook:
Procore is providing the following guidance for the second quarter and full year 2024:
•Second Quarter 2024 Outlook:
◦Revenue is expected to be in the range of $274 million to $276 million, representing year-over-year growth of 20% to 21%.
◦Non-GAAP operating margin is expected to be in the range of 11% to 12%.
•Full Year 2024 Outlook:
◦Revenue is expected to be in the range of $1,140 million to $1,144 million, representing year-over-year growth of 20%.
◦Non-GAAP operating margin is expected to be in the range of 9% to 10%.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future and cannot be reasonably determined or predicted at this time, although it is important to note that these factors could be material to Procore’s future GAAP financial results.
Quarterly Conference Call
Procore Technologies, Inc. will hold a conference call to discuss its first quarter results at 2:00 p.m., Pacific Time, on Wednesday, May 1, 2024. A live audio webcast will be accessible on Procore's investor relations website at http://investors.procore.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about Procore and its industry that involve substantial risks and uncertainties. All statements in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or future financial or operating performance, and may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would,” or the negative of these words, or other similar terms or expressions that concern Procore’s expectations, strategy, plans, or intentions.
Procore has based the forward-looking statements contained in this press release primarily on its current expectations and projections about future events and trends that Procore believes may affect its business, financial condition, and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors that could cause results to differ materially from Procore’s current expectations, including, but not limited to, our expectations regarding our financial performance (including revenues, expenses, and margins, and our ability to achieve or maintain future profitability), our ability to effectively manage our growth, anticipated performance, trends, growth rates, and challenges in our business and in the market in which we operate or anticipate entering into, economic and industry trends (in particular, the rate of adoption of construction management software and digitization of the construction industry, inflation, and challenging geopolitical conditions), our ability to attract new customers and retain and increase sales to existing customers, our ability to expand internationally, the effects of increased competition in our markets and our ability to compete effectively, our estimated total addressable market, and as set forth in Procore’s filings with the Securities and Exchange Commission. You should not place undue reliance on Procore’s forward-looking statements. Procore assumes no obligation to update any forward-looking statements to reflect events or circumstances that exist or change after the date on which they were made, except as required by law.
Non-GAAP Financial Measures
Procore believes that the use of certain non-GAAP financial measures as described below, when taken collectively, is helpful to investors because it provides consistency and comparability with past financial performance, and may assist in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. These non-GAAP financial measures are not prepared in accordance with U.S. generally accepted accounting principles, or GAAP.
Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Expenses, Non-GAAP Income (Loss) from Operations, Non-GAAP Operating Margin, Non-GAAP Net Income, and Non-GAAP Net Income per Share: Procore defines these non-GAAP financial measures as the respective GAAP measures, excluding stock-based compensation expense, amortization of acquired intangible assets, employer payroll tax related to employee stock transactions, and acquisition-related expenses. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by total revenue. Non-GAAP operating margin is the ratio calculated by dividing non-GAAP income (loss) from operations by total revenue. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Non-GAAP diluted earnings per share is computed by giving effect to all potential weighted average dilutive common stock equivalents outstanding for the period, including options to purchase common stock, restricted stock units, and shares to be issued pursuant to the employee stock purchase plan. The dilutive effect of outstanding awards is reflected in non-GAAP diluted earnings per share by application of the treasury stock method.
Stock-based compensation expense includes the net effects of capitalization and amortization of stock-based compensation expense related to capitalized software and cloud-computing arrangement implementation costs. Stock-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of the compensation provided to our employees. Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash expenses, we believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for meaningful comparisons between its operating results from period to period. The expense related to amortization of acquired intangible assets is dependent upon estimates and assumptions, which can vary significantly and are unique to each asset acquired; therefore, Procore believes non-GAAP measures that adjust for the amortization of acquired intangible assets provide investors a consistent basis for comparison across accounting periods. The amount of employer payroll tax-related items on employee stock transactions is dependent on restricted stock unit settlements, option exercises, related stock price, and other factors that are beyond Procore’s control and that do not correlate to the operation of the business. When evaluating the performance of its business and making operating plans, Procore does not consider these items (for example, when considering the impact of equity award grants, the company places a greater emphasis on overall stockholder dilution than the accounting charges associated with such grants). Additionally, acquisition-related expenses, such as transaction costs and retention payments, are expenses that are not necessarily reflective of operational performance during a period. Procore believes that the exclusion of acquisition-related expenses provides for a useful comparison of our operating results to prior periods and to its peer companies, which commonly exclude these expenses. Overall, Procore believes it is useful to exclude these expenses in order to better understand the long-term performance of its core business and to facilitate comparison of its results period-over-period and to those of peer companies. All of these non-GAAP financial measures are important tools for financial and operational decision-making and for evaluating Procore's own operating results over different periods of time.
Non-GAAP financial measures may not provide information that is directly comparable to information provided by other companies in Procore's industry, as other companies in the industry may calculate non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and exclude expenses that may have a material impact on Procore's reported financial results. Further, stock-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in Procore's business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Procore's business.
Free Cash Flow: Procore defines free cash flow as net cash provided by operating activities, less purchases of property and equipment and capitalized software development costs. Procore believes free cash flow is an important liquidity measure of the cash (if any) that is available, after our operating activities and capital expenditures. Procore uses free cash flow in conjunction with traditional GAAP measures to assess its liquidity and evaluate the effectiveness of its business strategies. Once Procore’s business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.
Other Metrics
Customer Count: The aforementioned customer count excludes customers acquired from Levelset and Esticom that have not yet been renewed onto standard Procore annual contracts. Remaining Levelset and Esticom legacy customers will be included in our customer metrics once they are renewed onto standard Procore annual contracts or upon integration of the sales process.
About Procore
Procore Technologies, Inc. (NYSE: PCOR) creates software for people who build the world. With a focus on providing timely and accurate data for all, Procore transforms the construction industry one project at a time - from hospitals and skyscrapers to airports and stadiums. Beyond its connected, innovative technology, Procore empowers the industry and its communities through Procore.org. For more information, visit www.procore.com.
Media Contact
press@procore.com
Investor Contact
ir@procore.com

Procore Technologies, Inc.
Condensed Consolidated Statements of Operations (unaudited)

	Three Months Ended March 31,
	2024	2023

	(in thousands, except share and per share amounts)
Revenue	$269,428	$213,526
Cost of revenue(1)(2)(3)	45,723	40,202
Gross profit	223,705	173,324
Operating expenses
Sales and marketing(1)(2)(3)(4)	120,994	117,363
Research and development(1)(2)(3)(4)	70,599	80,036
General and administrative(1)(3)	51,018	45,188
Total operating expenses	242,611	242,587
Loss from operations	(18,906)	(69,263)
Interest income	5,938	4,948
Interest expense	(479)	(496)
Accretion income, net	3,088	1,632
Other expense, net	(344)	(210)
Loss before provision for income taxes	(10,703)	(63,389)
Provision for income taxes	263	58
Net loss	$(10,966)	$(63,447)
Net loss per share attributable to common stockholders, basic and diluted	$(0.08)	$(0.45)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	145,476,006	139,646,465

(1)Includes stock-based compensation expense and amortization of capitalized stock-based compensation as follows:

	Three Months Ended March 31,
	2024	2023

	(in thousands)
Cost of revenue	$3,185	$2,496
Sales and marketing	13,020	13,104
Research and development	13,735	19,781
General and administrative	11,729	10,475
Total stock-based compensation expense*	$41,669	$45,856

*Includes amortization of capitalized stock-based compensation of $1.5 million and $0.9 million, respectively, for the three months ended March 31, 2024 and 2023 which was initially capitalized as capitalized software and cloud-computing arrangement implementation costs.
(2)Includes amortization of acquired intangible assets as follows:

	Three Months Ended March 31,
	2024	2023

	(in thousands)
Cost of revenue	$5,885	$5,493
Sales and marketing	3,106	3,107
Research and development	675	734
Total amortization of acquired intangible assets	$9,666	$9,334
(3)Includes employer payroll tax on employee stock transactions as follows:

	Three Months Ended March 31,
	2024	2023

	(in thousands)
Cost of revenue	$212	$167
Sales and marketing	1,264	999
Research and development	1,668	1,356
General and administrative	1,045	632
Total employer payroll tax on employee stock transactions	$4,189	$3,154
(4)Includes acquisition-related expenses as follows:

	Three Months Ended March 31,
	2024	2023

	(in thousands)
Sales and marketing	$448	$906
Research and development	—	5,984
Total acquisition-related expenses	$448	$6,890

Procore Technologies, Inc.
Condensed Consolidated Balance Sheets (unaudited)

	March 31, 2024	December 31, 2023

	(in thousands)
Assets
Current assets
Cash and cash equivalents	$427,656	$357,790
Marketable securities	316,963	320,161
Accounts receivable, net	138,996	206,644
Contract cost asset, current	29,618	28,718
Prepaid expenses and other current assets	41,707	42,421
Total current assets	954,940	955,734
Capitalized software development costs, net	88,409	83,045
Property and equipment, net	35,417	36,258
Right of use assets - finance leases	33,712	34,375
Right of use assets - operating leases	36,727	44,141
Contract cost asset, non-current	43,757	44,564
Intangible assets, net	127,747	137,546
Goodwill	539,131	539,354
Other assets	18,870	18,551
Total assets	$1,878,710	$1,893,568
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$16,446	$13,177
Accrued expenses	67,008	100,075
Deferred revenue, current	487,944	501,903
Other current liabilities	23,585	27,275
Total current liabilities	594,983	642,430
Deferred revenue, non-current	7,403	7,692
Finance lease liabilities, non-current	43,076	43,581
Operating lease liabilities, non-current	33,691	37,923
Other liabilities, non-current	5,876	6,332
Total liabilities	685,029	737,958
Stockholders’ equity
Common stock	15	15
Additional paid-in capital	2,345,537	2,295,807
Accumulated other comprehensive loss	(2,068)	(1,375)
Accumulated deficit	(1,149,803)	(1,138,837)
Total stockholders’ equity	1,193,681	1,155,610
Total liabilities and stockholders’ equity	$1,878,710	$1,893,568

Remaining performance obligation:
The following table presents our current and non-current RPO at the end of each period:

	March 31,		Change
	2024	2023	Dollar	Percent

	(dollars in thousands)
Remaining performance obligations
Current	$704,656	$586,158	$118,498	20%
Non-current	302,159	219,316	82,843	38%
Total remaining performance obligations	$1,006,815	$805,474	$201,341	25%

Procore Technologies, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)

	Three Months Ended March 31,
	2024	2023

	(in thousands)
Operating activities
Net loss	$(10,966)	$(63,447)
Adjustments to reconcile net loss to net cash provided by operating activities
Stock-based compensation	40,132	44,938
Depreciation and amortization	20,051	16,874
Accretion of discounts on marketable debt securities, net	(3,088)	(1,632)
Abandonment of long-lived assets	268	441
Noncash operating lease expense	2,734	2,628
Unrealized foreign currency loss, net	1,079	408
Deferred income taxes	1	2
Provision for credit losses	189	1,726
Increase in fair value of strategic investments	(759)	(36)
Changes in operating assets and liabilities, net of effect of asset acquisition
Accounts receivable	68,013	42,948
Deferred contract cost assets	(427)	(460)
Prepaid expenses and other assets	(684)	4,549
Accounts payable	3,155	4,648
Accrued expenses and other liabilities	(34,154)	(28,181)
Deferred revenue	(14,108)	6,489
Operating lease liabilities	(2,291)	(2,620)
Net cash provided by operating activities	69,145	29,275
Investing activities
Purchases of property and equipment	(2,089)	(2,173)
Capitalized software development costs	(9,514)	(7,951)
Purchases of strategic investments	(210)	(149)
Purchases of marketable securities	(101,434)	(89,996)
Maturities of marketable securities	107,301	103,909
Originations of materials financing	—	(9,077)
Customer repayments of materials financing	1,281	5,358
Asset acquisition, net of cash acquired	(5)	—
Net cash used in investing activities	(4,670)	(79)
Financing activities
Proceeds from stock option exercises	7,125	3,722
Principal payments under finance lease agreements, net of proceeds from lease incentives	(449)	(410)
Net cash provided by financing activities	6,676	3,312
Net increase in cash, cash equivalents, and restricted cash	71,151	32,508
Effect of exchange rate changes on cash	(1,285)	(256)
Cash, cash equivalents, and restricted cash, beginning of period	357,790	299,816
Cash, cash equivalents, and restricted cash, end of period	$427,656	$332,068

Procore Technologies, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

Reconciliation of gross profit and gross margin to non-GAAP gross profit and non-GAAP gross margin:

	Three Months Ended March 31,
	2024	2023

	(dollars in thousands)
Revenue	$269,428	$213,526
Gross profit	223,705	173,324
Stock-based compensation expense	3,185	2,496
Amortization of acquired technology intangible assets	5,885	5,493
Employer payroll tax on employee stock transactions	212	167
Non-GAAP gross profit	$232,987	$181,480
Gross margin	83%	81%
Non-GAAP gross margin	86%	85%
Reconciliation of operating expenses to non-GAAP operating expenses:

	Three Months Ended March 31,
	2024	2023

	(dollars in thousands)
Revenue	$269,428	$213,526
GAAP sales and marketing	120,994	117,363
Stock-based compensation expense	(13,020)	(13,104)
Amortization of acquired intangible assets	(3,106)	(3,107)
Employer payroll tax on employee stock transactions	(1,264)	(999)
Acquisition-related expenses	(448)	(906)
Non-GAAP sales and marketing	$103,156	$99,247
GAAP sales and marketing as a percentage of revenue	45%	55%
Non-GAAP sales and marketing as a percentage of revenue	38%	46%

GAAP research and development	$70,599	$80,036
Stock-based compensation expense	(13,735)	(19,781)
Amortization of acquired intangible assets	(675)	(734)
Employer payroll tax on employee stock transactions	(1,668)	(1,356)
Acquisition-related expenses	—	(5,984)
Non-GAAP research and development	$54,521	$52,181
GAAP research and development as a percentage of revenue	26%	37%
Non-GAAP research and development as a percentage of revenue	20%	24%

GAAP general and administrative	$51,018	$45,188
Stock-based compensation expense	(11,729)	(10,475)
Employer payroll tax on employee stock transactions	(1,045)	(632)
Non-GAAP general and administrative	$38,244	$34,081
GAAP general and administrative as a percentage of revenue	19%	21%
Non-GAAP general and administrative as a percentage of revenue	14%	16%

Reconciliation of loss from operations and operating margin to non-GAAP income (loss) from operations and non-GAAP operating margin:

	Three Months Ended March 31,
	2024	2023

	(dollars in thousands)
Revenue	$269,428	$213,526
Loss from operations	(18,906)	(69,263)
Stock-based compensation expense	41,669	45,856
Amortization of acquired intangible assets	9,666	9,334
Employer payroll tax on employee stock transactions	4,189	3,154
Acquisition-related expenses	448	6,890
Non-GAAP income (loss) from operations	$37,066	$(4,029)
Operating margin	(7%)	(32%)
Non-GAAP operating margin	14%	(2%)
Reconciliation of net loss and net loss per share to non-GAAP net income and non-GAAP net income per share:

	Three Months Ended March 31,
	2024	2023

	(in thousands, except share and per share amounts)
Revenue	$269,428	$213,526
Net loss	(10,966)	(63,447)
Stock-based compensation expense	41,669	45,856
Amortization of acquired intangible assets	9,666	9,334
Employer payroll tax on employee stock transactions	4,189	3,154
Acquisition-related expenses	448	6,890
Non-GAAP net income	$45,006	$1,787

Numerator:
Non-GAAP net income	$45,006	$1,787

Denominator:
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic	145,476,006	139,646,465
Effect of dilutive securities: Employee stock awards	5,708,299	6,707,822
Weighted-average shares used in computing net income per share attributable to common stockholders, diluted	151,184,305	146,354,287

GAAP net loss per share, basic	$(0.08)	$(0.45)
GAAP net loss per share, diluted	$(0.08)	$(0.45)
Non-GAAP net income per share, basic	$0.31	$0.01
Non-GAAP net income per share, diluted	$0.30	$0.01

Computation of free cash flow:

	Three Months Ended March 31,
	2024	2023

	(in thousands)
Net cash provided by operating activities	$69,145	$29,275
Purchases of property, plant, and equipment	(2,089)	(2,173)
Capitalized software development costs	(9,514)	(7,951)
Non-GAAP free cash flow	$57,542	$19,151